[GRAPHIC-LOGO]  AMB  FINANCIAL CORP.



                                                                  March 24, 2000




Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of AMB Financial Corp., we cordially invite you to attend the annual meeting of stockholders. The annual meeting will be held at 10:30 a.m. central standard time on April 26, 2000 at our main office located at 8230 Hohman Avenue, Munster, Indiana.

         In addition to the election of two directors, stockholders are also being asked to ratify the appointment of Cobitz, VandenBerg & Fennessy as independent auditors. The Board of Directors unanimously recommends that you vote FOR the election of the nominees for director and as well as the ratification of the appointment of Cobitz, VandenBerg & Fennessy.

         We encourage you to attend the meeting in person. Whether or not you attend the meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided as promptly as possible. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

         Thank you for your attention to this important matter.

                                           Sincerely,

                                           /S/CLEMENT B. KNAPP, JR.
                                           ------------------------
                                           CLEMENT B. KNAPP, JR.
                                           President and Chief Executive Officer

                                       AMB

                                 FINANCIAL CORP.

                               8320 Hohman Avenue

                           Munster, Indiana 46321-1579

                                 (219) 836-5870

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be Held on April 26, 2000

         Notice is hereby given that the annual meeting of stockholders of AMB Financial Corp. will be held at our main office located at 8230 Hohman Avenue, Munster, Indiana, at 10:30 a.m., central standard time, on April 26, 2000.

         A proxy card and a proxy statement for the meeting are enclosed.

         The annual meeting is for the purpose of considering and acting upon:

         Proposal I. The election of two directors of AMB Financial, each with a term of three years;

         Proposal II. The ratification of the appointment of Cobitz,  VandenBerg
               & Fennessy as the independent auditors for AMB Financial for the fiscal year ending December 31, 2000; and

such other matters as may properly come before the annual meeting, or any adjournments or postponements thereof. We are not aware of any other business to come before the annual meeting.

         Any action may be taken on any one of the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned or postponed. Stockholders of record at the close of business on March 15, 2000 are the stockholders entitled to vote at the annual meeting and any adjournments or postponements thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. Your proxy will not be used if you attend and vote at the annual meeting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            /s/Clement B. Knapp, Jr.
                                            ------------------------
                                            Clement B. Knapp, Jr.
                                            Chairman of the Board, President and
                                              Chief Executive Officer

Munster, Indiana
March 24, 2000

--------------------------------------------------------------------------------

       IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting.
                 A self-addressed envelope is enclosed for your
              convenience. No postage is required if mailed within
                               the United States.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                       AMB

                                 FINANCIAL CORP.

                               8320 Hohman Avenue

                           Munster, Indiana 46321-1579

                                 (219) 836-5870

                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 26, 2000

         AMB Financial Corp.'s Board of Directors is using this proxy statement to solicit proxies from the holders of AMB Financial common stock for use at our annual meeting of stockholders. We are first mailing this proxy statement and the enclosed form of proxy to our stockholders on or about March 24, 2000.

         Certain of the information provided herein relates to our wholly owned subsidiary, American Savings, FSB.

Time and Place of the Annual Meeting; Matters to be Considered

         Our annual meeting will be held as follows:

         Date:    April 26, 2000
         Time:    10:30 a.m., central standard time
         Place:   Main office of AMB Financial Corp.
                  8320 Hohman Avenue
                  Munster, Indiana

         At the annual meeting, stockholders are being asked to consider and vote upon the following proposals:

               o the election of two directors of AMB Financial, each with a term of three years;

               o the ratification of the appointment of Cobitz, VandenBerg & Fennessy as AMB Financial's independent auditors for the fiscal year ending December 31, 2000; and

any other matters that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting.

Voting Rights of Stockholders; Required Vote for Approval

         Only holders of record of AMB Financial common stock on March 15, 2000 are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of AMB Financial common stock you own as of the record date. On March 15, 2000, 649,529 shares of AMB Financial common stock were outstanding and entitled to vote at the annual meeting.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the AMB Financial common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         The AMB Financial Board of Directors unanimously recommends that you vote "FOR" the election of each of the Board of Directors' nominees and "FOR" the proposal to ratify Cobitz, VandenBerg & Fennessy as AMB Financial's independent auditors for the fiscal year ending December 31, 2000.

Voting of Proxies; Revocability of Proxies; Proxy Solicitation Costs

         Proxies are solicited to provide all stockholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. Shares of AMB Financial common stock can only be voted if the stockholder is present in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the annual meeting.

         Voting instructions are included on your proxy card. Shares of AMB Financial common stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the stockholder's instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of the Board of Directors' nominees and "FOR" ratification of the appointment of Cobitz, VandenBerg & Fennessy as our independent auditors for the fiscal year ending December 31, 2000. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.

         You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote.

         You may revoke your proxy before it is voted by: (i) submitting a new proxy with a later date relating to the same shares and delivering it to the Secretary of AMB Financial; (ii) notifying the Secretary of AMB Financial in writing before the annual meeting that you have revoked your proxy; or (iii) voting in person at the annual meeting. Any written notice shall be delivered to Denise L. Knapp, Secretary of AMB Financial at 8320 Hohman Avenue, Munster, Indiana 46321-1579.

         If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of AMB Financial common stock on March 15, 2000, the record date for voting at the annual meeting and the number of shares held by the nominee on your behalf.

         We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their reasonable expenses in sending these materials to you and obtaining your voting instructions.

Voting Securities and Principal Holders Thereof

         The following table sets forth as of March 15, 2000, information regarding share ownership of: (i) those persons or entities known by us to beneficially own more than five percent of the common stock; (ii) each member of the AMB Financial Board of Directors; (iii) each executive officer of AMB Financial named in the Summary Compensation table appearing under "Executive Compensation" below; and (iv) all current directors and executive officers of AMB Financial as a group. The address of each of the beneficial owners, except where otherwise indicated, is the same address as AMB Financial.

                                                                      Shares
                                                                   Beneficially
                                                                     Owned at            Percent
                           Beneficial Owner                       March 15, 2000         of Class
                           ----------------                       --------------         --------


AMB Financial Corp. Employee Stock Ownership Plan                     91,013(1)           14.01%
8230 Hohman Avenue
Munster, Indiana

Clement B. Knapp, Jr.                                                 61,060(2)            9.09

Ronald W. Borto                                                       26,705(3)            4.07

Donald L. Harle                                                       15,120(3)            2.30

John C. McLaughlin                                                     5,620(3)            0.86

John G. Pastrick                                                       7,820(3)            1.19

Robert E. Tolley                                                      11,020(3)            1.68

Directors, director emeritus and executive officers,                 196,753(4)            2.77
  as a group (12 persons)

(1) The amount reported represents shares held by the ESOP, 32,956 shares of which have been allocated to accounts of participants. First Bankers Trust, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.
(2) Includes 6,921 shares allocated under the ESOP, vested options to purchase 16,862 shares pursuant to a stock option plan, 4,496 unvested shares under a recognition and retention plan and 14,536 beneficially owned by Mrs. Knapp. Excludes unvested options to purchase 11,241 shares pursuant to a stock option plan.
(3) Includes vested options to purchase 3,372 shares which each director has the right to acquire pursuant to the stock option plan and 900 unvested shares which each director has the right to acquire pursuant to the stock option plan and the recognition and retention plan. Excludes unvested options to purchase 2,248 shares.
(4) Includes shares held directly, as well as shares held in retirement accounts, shares allocated to the ESOP accounts of certain of the named persons, vested stock options, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which the named individuals may be deemed to have sole voting and investment power. Excludes unvested options under the stock option plan.

                       PROPOSAL I - ELECTION OF DIRECTORS

         Our Board of Directors is composed of six members, each of whom is also a director of American Savings Bank. Directors are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify. One-third of the directors are elected annually.

         The following table sets forth certain information regarding the composition of our Board of Directors, including their terms of office and nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                          Director         Term to
      Name                Age                Position(s) Held              Since(1)         Expire
---------------------------------------------------------------------------------------------------
                                  NOMINEES

Clement B. Knapp, Jr.     57      Chairman of the Board, President          1970            2003
                                  and Chief Executive Officer
Donald L. Harle           61      Director                                  1995            2003

                                  DIRECTORS CONTINUING IN OFFICE

Ronald W. Borto           52      Director                                  1986            2001
John C. McLaughlin        71      Director                                  1979            2001
John G. Pastrock          68      Director                                  1979            2002
Robert E. Tolley          62      Director                                  1987            2002

---------------------
(1)      Includes service as a director of American Savings Bank.

         The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years.

         Clement B. Knapp, Jr. Mr. Knapp has served as Chairman of the Board, President and Chief Executive Officer of American Savings Bank since 1977 and has acted in all of such capacities with AMB Financial since its incorporation in 1993. Since joining the American Savings Bank in 1968 he has served in various capacities and attended many banking schools and seminars. He is a graduate of Georgetown University and Indiana University/Indianapolis Law School. Mr. Knapp is also active in several community organizations. Mr. Knapp is the husband of Denise L. Knapp, Secretary of American Savings Bank.

         Donald L. Harle. Mr. Harle is the President and Chief Executive Officer of Mid-America Mailers, Inc., a company he co-founded in 1969. He has been in the direct mail business since he graduated from Indiana University in 1960. He is active in the direct mail professional associations, as well as the American Red Cross, Boy Scouts and the Hammond Chamber of Commerce.

         Ronald W. Borto. Mr. Borto is a certified public accountant and managing partner for the accounting firm of Borto and Borto located in Schererville, Indiana. He received his B.S. in Accounting Degree from Indiana University in 1969. Mr. Borto has also served on the Boards of Directors of Southlake Community Mental Health Center and Youche Country Club.

         John C. McLaughlin. Mr. McLaughlin has been retired since 1986. Prior to his retirement, Mr. McLaughlin was a real estate developer and apartment complex owner in Hammond, Indiana. He has also served on the Board of Directors of Woodmar Country Club.

         John G. Pastrick. Mr. Pastrick retired in April 1995 as Director of Sales for the Environmental Construction Company, a position he held since 1991. For the prior 20 years he served as Vice President of Welsh Oil Company. He is an active member in several trade organizations and community organizations.

         Robert E. Tolley. Mr. Tolley is President and Chief Executive Officer of Calumet Machine and Welding, Inc. and of Automation and Robotics, Inc. both located in Highland, Indiana. He earned both his B.S.M.E. and M.S.M.E. degrees from Purdue University. Mr. Tolley is also active in several community organizations.

Director Emeritus

         We currently have one director emeritus. William J. Fitzpatrick, M.D. was formerly a director of AMB Financial and American Savings Bank and retired as such in December 1995, and was appointed as a director emeritus. Dr. Fitzpatrick was in the private practice of surgery for 35 years, prior to retiring in 1991. He is presently a self- employed health care consultant. He has served on various Boards of Directors, including the Associated Group, Blue Cross/Blue Shield of Indiana and Kentucky and the Community Hospital in Munster, Indiana.

Board of Directors' Meetings and Committees

         AMB Financial. AMB Financial's Board of Directors meets monthly. The Board of Directors met 12 times during the year ended December 31, 1999. During calendar year 1999, no director attended fewer than 75% of the aggregate of the total number of Board meetings on which he served. We have standing audit, compensation and nominating committees.

         The Audit Committee reviews audit reports and updated matters to ensure effective compliance with regulations. The committee also acts as a liaison with the independent auditors. This committee is composed of Directors Borto and Knapp, and Vice President Daniel T. Poludniak. This Committee met once during fiscal 1999.

         The Compensation Committee reviews and approves all executive officers' compensation and related plans. This committee is composed of Directors Pastrick, McLaughlin and Harle, and met once during fiscal 1999.

         The Nominating Committee meets annually in order to nominate candidates for membership on the Board of Directors. This committee is comprised of Directors Borto and McLaughlin. The committee met once during fiscal 1999.

         While the Nominating Committee will consider nominees recommended by stockholders, the committee has not actively solicited such nominations. Pursuant to our by-laws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of AMB Financial at least 70 days prior to the meeting date provided, however, that in the event that less than 80 days' public notice of the date of the meeting is given or made to stockholders, notice to be timely must be so received not later than the close of business on the tenth day following the day on which public notice of the date of the meeting was mailed or public announcement of the date of the meeting is made, and such written nomination must contain certain information specified in our by-laws.

         American Savings Bank. American Savings Bank's Board of Directors meets monthly. Additional special meetings may be called by the President or the Board of Directors. The Board of Directors met 12 times during the year ended December 31, 1999. During fiscal year 1999, no director of American Savings Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. Directors do not receive any additional compensation for committee meeting attendance. American Savings Bank has standing Compensation/Pension, Special Assets, Loan, Audit, CRA and Compliance Committees.

         The Compensation/Pension Committee meets to review salaries and American Savings Bank's benefit plans, the performance of officers, and recommends compensation adjustments and promotions of officers. This committee is comprised of Directors Pastrick (Chairman), McLaughlin and Harle. The Compensation/Pension Committee met once during fiscal year 1999.

         The Special Assets Committee meets quarterly to review American Savings Bank's loan portfolio and make recommendations to the full Board of Directors regarding general valuation allowance requirements. The members of the Special Assets Committee are Directors Borto (Chairman) and Knapp, and Senior Vice President Louis A. Green. The Special Assets Committee met four times during fiscal year 1999.

         The Loan Committee meets as needed, to approve loans which are in excess of the individual loan officer's lending authority. The Loan Committee consists of Senior Vice President Louis A. Green (Chairman), Directors Knapp, Pastrick and Tolley, and Secretary Denise L. Knapp. The Loan Committee met four times during fiscal year 1999.

         The Audit Committee is comprised of Directors Borto (Chairman) and Knapp and Vice President Daniel T. Poludniak. The Audit Committee recommends independent auditors to the Board of Directors, and reviews the results of the auditors' reports and services. This committee met once during fiscal year 1999.

         The CRA Committee is responsible for reviewing the American Savings Bank's compliance with its requirements under the Community Reinvestment Act and making recommendations to the Board of Directors. The members of this committee are Directors Tolley (Chairman), Pastrick and Knapp, Senior Vice President Louis
A. Green and Compliance Officer Todd Williams. The CRA Committee did not meet during fiscal year 1999.

         The Compliance Committee reviews American Savings Bank's compliance with operating and regulatory policies. The committee is composed of Directors Pastrick (Chairman), Tolley and Knapp, and Compliance Officer Todd Williams. This committee did not meet during fiscal year 1999.

Director Compensation

         We pay directors a fee of $1,200 per year for service on the Board of AMB Financial and directors a fee of $750 per month for service on the Board of American Savings Bank.

Executive Officers Who Are Not Directors

         The business experience of each executive officer who is not also a director is set forth below.

         Louis A. Green. Mr. Green, age 56, joined American Savings Bank in 1967. He has held various positions including Controller and Vice President. Mr. Green was appointed as Senior Vice President of American Savings Bank in 1985 and of AMB Financial in 1993 and is responsible for coordinating American Savings Bank's loan activities. Prior to joining American Savings Bank, Mr. Green was an accountant in the Chicago Office of Ernst and Ernst. He is also an active member in several trade and community organizations.

         Daniel T. Poludniak. Mr. Poludniak, age 58, has been Vice President, Treasurer and Chief Financial Officer of American Savings Bank since 1983 and AMB Financial since 1993. As Chief Financial Officer of American Savings Bank, Mr. Poludniak is responsible for the establishment and supervision of the accounting and data processing activities of American Savings Bank. Prior to joining American Savings in 1983, Mr. Poludniak had twenty years experience in both local and Chicago banks.

         Denise L. Knapp. Mrs. Knapp, age 52, was appointed as the Secretary of American Savings Bank in 1987 and of AMB Financial in 1993. She has also served as a loan officer since 1985 and as the Dyer branch manager since 1989. Since joining American Savings Bank in 1975, Mrs. Knapp has served in various capacities and is a member of several executive committees of American Savings Bank. Mrs. Knapp is also active in several charitable organizations in the area. Mrs. Knapp is the wife of President Knapp.

Executive Compensation

         The following table sets forth information concerning the compensation paid or granted to American Savings Bank and AMB Financial's Chief Executive Officer. Such amounts do not include the compensation paid to the corporate secretary, who is the Chief Executive Officer's spouse. No other executive officer of AMB Financial had aggregate cash compensation exceeding $100,000.

                                              Summary Compensation Table

                                                                              Long Term
                                                    Annual                  Compensation
                                                 Compensation                  Awards
                                           -----------------------    ------------------------
                                                                         Restricted
        Name and Principal                                                  Stock        Options/         All Other
             Position               Year       Salary($)(1)   Bonus($)     Award ($)      SARs (#)      Compensation($)
             --------               ----       ------------   --------     ---------      --------      ---------------
  Clement B. Knapp, Jr.,            1999        $136,470       $11,990       ---            ---          $35,971(2)
  Chairman, President and           1998         132,300        11,270       ---            ---             27,418
    Chief Executive Officer         1997         122,200         7,400       ---            ---             28,079

-----------------
(1)      Amount includes fees received as a director.
(2) Represents interest paid on the 401(k) contribution and in deferred amounts under the deferred compensation plan of $11,624, and ESOP contribution of $24,347.

         No Stock  Appreciation  Rights or options  were granted  during  fiscal
1999.

         The following table provides information as to the value of the options held by AMB Financial's Chairman of the Board, President and Chief Executive Officer on December 31, 1999, none of which have been exercised. No stock appreciation rights were granted as of such date.

                  Aggregated Option/SAR Exercises in Last Fiscal Year and Year-end Option/SAR Values

                                                                                                    Value of
                                                               Number of Securities               Unexercised
                                                              Underlying Unexercised              In-the-Money

                                                                 Options/SARs at                Options/SARs at
                                                                    FY-End (#)                     FY-End ($)
                               Shares                      ---------------------------    ---------------------------
                              Acquired          Value
          Name            on Exercise (#)   Realized ($)   Exercisable   Unexercisable    Exercisable   Unexercisable
          ----            ---------------   ------------   -----------   -------------    -----------   -------------
  Clement B. Knapp, Jr.         ---              --          16,862          11,241         $8,410        $5,621(2)

 ----------------------
(1) Represents options to purchase Common Stock awarded to the Chairman of the Board, President and Chief Executive Officer. Does not include options granted to the Corporate Secretary, who is the Chairman's spouse. The options vest in five equal annual installments. The first, second and third installments vested in October 1997, October 1998 and October 1999, respectively, with the remaining two installments to vest equally in October 2000 and 2001.

(2) Represents the aggregate market value (market price of the shares less the exercise price) of in-the-money options granted based upon the average of the closing price of $13.25 per share of AMB Financial's common stock as reported on the Nasdaq Small Cap Market on December 31, 1999.

Employment Agreements

         American Savings Bank has entered into employment agreements with Messrs. Knapp, Poludniak and Green and Mrs. Knapp. The employment agreements are designed to assist American Savings Bank in maintaining a stable and competent management team. The continued success of American Savings Bank depends to a significant degree on the skills and competence of its officers. The employment agreements provide for an annual base salary in an amount not less than the employee's current salary and an initial term, in the case of Mr. Knapp, of three years and in the case of the other recipients, of one year. The agreements provide for extensions for a period of one year on each annual anniversary date, subject to review and approval of the extension by disinterested members of the Board of Directors of American Savings Bank. The agreements provide for termination upon the employee's death, for cause or in certain events specified by Office of Thrift Supervision regulations. The employment agreements are also terminable by the employee upon 90 days notice to American Savings Bank.

         The employment agreements provide for payment to the employee of his salary for the remainder of the term of the agreement, plus up to 100% (299% in the case of Mr. Knapp) of the employee's base compensation, in the event there is a "change in control" of American Savings Bank and employment terminates involuntarily in connection with such change in control or within twelve months thereafter. This termination payment may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by American Savings Bank for federal income tax purposes. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to Office of Thrift Supervision change in control regulations (12 C.F.R. ss. 574.3 or 4). Such filings are generally triggered prior to the acquisition or control of 10% of AMB Financial's common stock. The agreements guarantee participation in an equitable manner in employee benefits applicable to executive personnel.

         Based on current salaries, if the employment of Messrs. Knapp, Green and Poludniak, and Mrs. Knapp had been terminated as of December 31, 1999, under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of approximately $386,600, $93,600, $85,200 and $40,900 respectively.

Benefit Plans

         General. American Savings Bank currently provides health care benefits to its employees, including hospitalization, disability and major medical insurance, subject to certain deductibles and copayments by employees.

         Pension Plan. American Savings Bank sponsors a defined benefit pension plan for its employees (the "Pension Plan"). An employee is eligible to participate in the Pension Plan following the completion of 12 months of service and reaching the age of 21 years. A participant must reach two years of service before he attains a vested interest in his retirement benefits. After completing six years of service, a participant will be 100% vested in his retirement benefits. The Pension Plan is funded solely through contributions made by American Savings Bank. In 1999, the Pension Plan contribution for the plan year was $68,095 which was funded by a contribution from American Savings Bank.

         The benefit provided to a participant at normal retirement age (65) is based on the average of the participant's monthly compensation during the five consecutive years during which his compensation was highest ("average monthly compensation"). Compensation for this purpose includes all taxable compensation paid to the participant. The monthly benefit provided to a participant who retires at age 65 is equal to 1.4% of average monthly compensation for each year of service without offset of the participant's anticipated Social Security benefits. The Pension Plan also provides for disability and death benefits.

         The following table sets forth, as of December 31, 1999, estimated annual pension benefits for individuals at age 65 payable in the form of an annuity with a minimum of 10 years of benefits under the most advantageous plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form and does not reflect offsets for Social Security benefits and does not reflect benefits payable under the ESOP. As required by the Code, the Pension Plan may not provide annual benefits which exceed certain maximum limits or which are based on annual compensation in excess of $160,000 in 1999. At December 31, 1999, Mr. Knapp had 31 years of credited service under the Pension Plan.

                                                      Years of Credited Service
                         ----------------------------------------------------------------------------------
     Remuneration           10             15            20             25             30             35
     ------------        -------        -------       -------        -------         -------        -------
        $50,000          $ 7,000        $10,500       $14,000        $17,500         $21,000        $24,500
         75,000          $10,200        $15,750       $21,000        $26,250         $31,500        $38,750
        100,000          $14,000        $21,000       $28,000        $35,000         $42,000        $49,000
        125,000          $17,500        $26,250       $35,000        $43,750         $52,500        $61,250
        150,000          $21,000        $31,500       $42,000        $52,500         $63,000        $73,500
        160,000          $22,400        $33,600       $44,800        $56,000         $67,200        $78,400

Certain Transactions

         American Savings Bank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. Under American Savings Bank's current policy, all such loans to directors and senior officers are required to be made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectability. However, prior to August 1989, American Savings Bank waived loan origination fees on loans to directors and employees. At December 31, 1999, American Savings Bank's loans to directors, officers and employees totaled approximately $980,000 or 8.49% of stockholders' equity.

        PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         At the annual meeting of stockholders, the stockholders will consider and vote on the ratification of the appointment of Cobitz, VandenBerg & Fennessy as our independent auditors for the fiscal year ending December 31, 2000.

         The Board of Directors has heretofore renewed our arrangement for Cobitz, VandenBerg & Fennessy to be the independent auditors for the fiscal year ending December 31, 2000, subject to ratification by the stockholders. Representatives of Cobitz, VandenBerg & Fennessy are expected to attend the annual meeting to respond to appropriate questions and to make a statement if they so desire.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in our proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our executive office at 8230 Hohman Avenue, Munster, Indiana 46321-1578 no later than November 26, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. Otherwise, any stockholder proposal to take action at such meeting must be received at our executive office at 8230 Hohman Avenue, Munster, Indiana 46321-1578 by February 16, 2001; provided, however, that in the event that the date of the annual meeting is held before April 6 or after June 25, 2001, the stockholder proposal must be received not later than the close of business on the later of the 70th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All stockholder proposals must also comply with our bylaws and Delaware law.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the annual meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

Munster, Indiana
March 24, 2000

                                REVOCABLE PROXY
                              AMB FINANCIAL CORP.

    [X]   PLEASE MARK VOTES
          AS IN THIS EXAMPLE

                         Annual Meeting of Stockholders
                                 April 26, 2000

The undersigned hereby appoints the Board of Directors of AMB Financial Corp., and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of AMB Financial which the undersigned is entitled to vote at the annual meeting of stockholders, to be held on April 26, 2000 at 10:30 a.m., and at any and all adjournments or postponements thereof, as follows:


              CLEMENT B. KNAPP, JR.   DONALD L. HARLE

                             With-          For all
               For           hold           Except

               [  ]          [  ]            [  ]


 I. The election as directors of all nominees listed below:

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write that nominee's name in the space provided below.


   II. The ratification of the appoint- ment of Cobitz, VandenBerg & Fennessy as independent auditors of AMB Financial for the fiscal year ending December 31, 2000.

               For           Against        Abstain

               [  ]          [  ]            [  ]

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the annual meeting or any adjournment thereof. The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. AMB FINANCIAL CORP.


          Please be sure to sign and date this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Should the above signed be present and elect to vote at the annual meeting or at any adjournment thereof, and after notification to the Secretary of AMB Financial at the meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect. The above signed acknowledges receipt from AMB Financial, prior to the execution of this proxy, of Notice of the Meeting, a Proxy Statement dated March 24, 2000 and the AMB Financial's Annual Report to Stockholders for the fiscal year ending December 31, 1999.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE